HSBC



                     SERVICER COMPLIANCE CERTIFICATE
             PURSUANT TO ITEM 1123 OF REGULATION AB UNDER THE
                     SECURITIES EXCHANGE ACT OF 1934

       Re: HALO 2007-AR1 (288)

       I, Michael T. Stilb, Senior Vice President of HSBC Mortgage Corp.
(USA) (the "Company"), pursuant to Item 1123 of Regulation AB under the Securities Act of 1934, as pursuant to the Amended and Restated Purchase, Warranties and Servicing Agreement, dated as of 05/01/2006 between HSBC Bank
USA) National Association, as Purchaser and HSBC Mortgage Corp. (USA), hereby certify that:

       1. A review of the activities of the Company from 01/01/2007 through December 31, 2007 and of its performance under the Agreement has been made under my supervision; and

       2. To the best of my knowledge, based on my review, the Company has fulfilled all of its obligations under the Agreement in all material respects throughout the reporting period referred to above except as set forth below:

                 NONE

       IN WITNESS WHEREOF, I have signed this certificate on behalf of the Company this 29th day of February, 2008.


                                            HSBC Mortgage Corporation (USA)



                                            By:/s/Michael T. Stilb
                                               ----------------------------
                                               Name: Michael T. Stilb
                                               Title: Senior Vice President














HSBC Mortgage Corporation (USA)
2929 Walden Avenue, Depew, NY 14043